EVERGREENBANCORP, INC.
FORM 8-K JULY 26, 2005
EXHIBIT 10.1

PEMCO DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE I
Purpose

This nonqualified Deferred Compensation Plan (the “Plan”) for Directors of EvergreenBank, PEMCO Corporation, PEMCO Insurance Company, PEMCO Life Insurance Company, PEMCO Mutual Insurance Company, and PEMCO Technology Services, Inc. (all of which are referred to hereinafter as the “Company”), is designed to permit Directors to defer all or a portion of their Director’s Fees earned in any calendar year.

ARTICLE II
Definitions

2.1	Administrator. “Administrator” of the Plan means the Administrative Committee appointed by the Board.

2.2	Board. “Board” means each Company’s Board of Directors.

2.3	Committee. “Committee” means the Administrative Committee appointed by the Board.

2.4	Director. Consistent with the Company’s prior practice, “Director” means a member of the Board of Directors of a Company sponsoring this Plan who is not an employee of a Company sponsoring this Plan.

2.5	Director’s Fees. “Director’s Fees” means any fees earned by a Director of a Company sponsoring this Plan.

2.6	Effective Date. The “Effective Date” of this amended and restated Plan is April 1, 2003. The Plan was originally adopted effective January 1, 1999.

2.7	Participant. “Participant” means a Director of a Company sponsoring this Plan.

2.8	Plan. “Plan” means the PEMCO Directors’ Deferred Compensation Plan as contained in this document, and as amended from time to time, plus any administrative rules or regulations adopted by the Committee.

2.9	Plan Year. “Plan Year” means the calendar year, beginning with the 1999 calendar year.

ARTICLE III
Director’s Deferred Compensation

Annually on or before December 31, a Participant may irrevocably elect in writing on a form provided by the Company to defer an amount equal to all or a portion of his or her Director’s Fees for the following Plan Year. Any change of election with respect to future years’ Director’s Fees must be filed with the Company prior to the end of the Plan Year preceding the Plan Year in which the change is to take effect.

Notwithstanding the previous paragraph, a new Director who first becomes eligible to participate in the Plan may elect to defer receipt of all or a portion of his or her Director’s Fees payable for the remainder of the initial Plan Year of eligibility. That election must be made in writing within thirty (30) days after the Director becomes a Director eligible to participate in this Plan, and shall be irrevocable as to any Director’s Fees payable in the remainder of the Plan Year.

ARTICLE IV
Form and Time of Benefit Payment

A Participant’s Plan benefits shall be 100% vested and nonforfeitable at all times. A Participant (or if a Participant dies before payments commence, a deceased Participant’s beneficiary) shall be entitled to a distribution of his or her Plan benefits upon the occurrence of the earliest of a future date specified by the Participant in his or her initial election to defer Director’s Fees, the Participant’s death, or the date the Participant ceases to be a Director. The Participant or his or her beneficiary must irrevocably elect in writing to receive the Participant’s Plan benefits in the form of:

a. a single lump sum payment, or
b. installment payments for a period of up to ten (10) years.

Such election must be delivered to the Committee no more than sixty (60) calendar days after the earliest to occur of the future date specified by the Participant in his or her initial election to defer Director’s Fees, the date the Participant ceases to be a Director, or the

Participant’s death. If the Participant or beneficiary fails to elect a form of payment within such time, the Participant’s Plan benefits shall be paid in the form of annual installment payments over a period of three years. Payment(s) shall commence within thirty (30) calendar days after the sixty (60) day election period ends. Notwithstanding the foregoing, if a Participant is receiving installment payments and dies before all installments have been paid, the Participant’s beneficiary shall be paid the Participant’s remaining installment payments.

ARTICLE V
Investment of Deferred Director’s Fees

A Participant’s deferred Director’s Fees under the Plan shall be held in trust by a Trustee, pursuant to a Trust Agreement between the Employer and the Trustee, and incorporated herein by this reference. The Committee shall select the investment alternatives to be provided by the Plan, which shall be a number of mutual funds of one or more registered investment companies. The Trustee shall invest and reinvest the Plan contributions in shares of one or more registered investment companies authorized by the Committee. The Committee shall direct the Trustee to invest the amounts in each Participant’s account in the trust among the available investment alternatives offered by the investment company or companies. The Committee may permit the Participants to select among the available investment alternatives and the Committee may direct the Trustee in accordance with the Participants’ selections. The Trustee or third party recordkeeper shall provide Participants with periodic reports on the earnings or losses on the Participant’s deferred Director’s Fees. Any earnings on deferred Director’s Fees shall be distributed to the Participant at the same time and in the same manner as the deferred Director’s Fees are paid. While the Employer believes that the assets will appreciate in value, there are no guarantees in this regard and the investment risk is borne solely by the Participant. A Participant’s deferrals and earnings credited thereon prior to the time the grantor trust is established shall be contributed to the grantor trust and invested thereafter in accordance with this Article V.

ARTICLE VI
Beneficiaries

6.1 Designation. Any amount due to a Participant which is unpaid upon his or her death shall be paid to the beneficiary designated by him or her on a form provided by the Company and filed with the Company. The designated beneficiary may be changed from time to time by filing a new beneficiary designation with the Company. The designation last filed will control.

6.2 Failure to Designate a Beneficiary. If a Participant fails to designate a beneficiary or if the person or persons designated on the beneficiary designation predecease the Participant and the beneficiary designation form does not indicate who receives the amount due, the amount owing shall be paid to the following in the order named:

a.	Surviving spouse;

b.	Surviving descendants, per stirpes;

c.	Surviving parents in equal shares;

d.	Surviving brothers and sisters, in equal shares, provided that the share of a sibling who is then deceased shall be paid to his or her then living descendants, per stirpes; and

e.	Executors or administrators.

6.3 Payment to a Beneficiary. Payment of a Participant’s Plan benefits to the beneficiary of a deceased Participant shall be made in accordance with Article IV.

ARTICLE VII
Administration

The Committee is the Administrator of this Plan. The construction and interpretation by the Committee of any provision of this Plan shall be final, conclusive and binding upon all parties. The Committee shall have the power and authority in its sole discretion to adopt, interpret, alter, amend or revoke rules and regulations necessary to assist it in the administration of the Plan, and to delegate ministerial duties and employ such outside professionals as may be required for prudent administration of the Plan. Expenses of administration of the Plan shall be borne by the Company and no part thereof shall be payable directly by the Participants. Expenses incurred in the acquisition of investments, such as commissions, may not be payable by the Company, but may reduce the Participant’s account balance.

A Director shall pay applicable self-employment taxes due on Plan benefits at the time those benefits are paid to the Director.

ARTICLE VIII
Amendment and Termination

8.1 Amendment. The Board of Directors of PEMCO Mutual Insurance Company shall have the right to amend the Plan at any time and from time to time, in whole or in part. That Board shall notify each Participant in writing of any Plan amendment.

8.2 Termination. Although the Employer has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, the Company may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, all deferrals shall cease. The Company shall retain a Participant’s deferrals in the grantor trust established pursuant to Article V, adjusted for investment gains or losses, until all of the Participant’s Plan payments have been made under Article IV.

ARTICLE IX
Miscellaneous

9.1 Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, or personal property or other tax consequence will result from participation in the Plan. A Participant should consult with his or her tax advisor to determine the tax consequences of his or her participation.

9.2 Limitation of Rights; Employment Relationship. Nothing contained herein shall be construed as giving a Participant or other person any legal or equitable right against the Company except as provided in the Plan, or create a right in the Participant to remain under contract with the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

9.3 Assignment. No amounts deferred hereunder shall be assignable in whole or in part, either by voluntary or involuntary act or operation of law. Rights hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, and such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Participant or his or her beneficiary. All amounts deferred hereunder shall be contributed to a grantor trust established by the Employer. The assets of such trust shall remain subject to the claims of the Employer’s general creditors. No Participant hereunder shall have any right other than the unsecured promise of the Employer to pay deferred Director’s Fees pursuant to this Plan at a future date. No Participant hereunder shall have any voice in the use, disposition, or investment of the assets of such trust.

9.4 Funding. This Plan shall be unfunded. The benefits provided hereunder shall be satisfied from a grantor trust established by the Employer which conforms to the model trust provided by the Internal Revenue Service in Revenue Procedure 92-64.

9.5 Severability. If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

9.6 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of Washington. Venue shall also be in the State of Washington.

ARTICLE X
Claims Procedure

If a Participant disagrees with the information or computations in connection with any benefits paid pursuant to Article IV, or the Plan Administrator fails to make payments to which the Participant believes he or she is entitled under the terms of this Plan, the Participant may make a claim to the Plan Administrator. A claim must be in the form of a letter stating the basis of the disagreement and include all relevant facts and information. The Participant shall be advised of the acceptance or rejection of a claim within ninety (90) days after the claim is received, unless special circumstances require an extension of time for processing the claim. If the Plan Administrator requires an extension, written notice of the extension stating the special circumstances requiring the extension of time and the date by which the Plan Administrator will make a final decision shall be furnished to the Participant prior to the end of the initial ninety (90) day period. The extension may not exceed an additional period of ninety (90) days.

If the claim is denied, the Plan Administrator shall state in detail:

1.	the specific reasons for the denial;

2.	the specific Plan provisions upon which the denial is based;

3.	any additional material or information which the Participant may provide which would entitle the Participant to the benefits claimed; and

4.	an explanation of why such material or information is necessary.

The notice of denial must also explain the steps to be taken if the Participant or a beneficiary wishes to submit a claim for review. If notice of denial of the initial claim is not furnished within the time period allowed above, the claim shall be deemed denied and the Participant may proceed to request a review of the denied claim.

A claim for review by the Plan Administrator must be submitted within sixty (60) days after the date the initial claim is denied. A request for review of a denied claim must include a statement of the reasons the claim should be allowed. The Participant or an authorized representative may examine any documents the Plan Administrator has in its files and will use in reaching a decision, and may also submit additional written comments to the Plan Administrator which support the claim.

The Plan Administrator shall advise the Participant or beneficiary of its decision in writing within sixty (60) days following receipt of the request for review, unless special circumstances require an extension of time for processing. If the Plan Administrator requires an extension, written notice of the extension stating the special circumstances requiring the extension of time and the date by which the Plan Administrator will make a final decision shall be furnished to the Participant prior to the end of the initial sixty (60) day period. The extension may not exceed an additional period of ninety (90) days.

The Plan Administrator’s decision on review shall be in writing and include specific reasons for the decision, as well as specific references to the Plan provisions upon which the decision is based. The decision of the Plan Administrator is final and subject to no further appeal or review.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized representatives this 1st day of April , 2003.

EVERGREENBANK

BY: /s/ Stan W. McNaughton
Its Chairman

PEMCO CORPORATION

BY: /s/ Stan W. McNaughton
Its President

PEMCO INSURANCE COMPANY

BY: /s/ Stan W. McNaughton
Its President

PEMCO LIFE INSURANCE COMPANY

BY: /s/ Stan W. McNaughton
Its President

PEMCO MUTUAL INSURANCE COMPANY

BY: /s/ Stan W. McNaughton
Its President

PEMCO TECHNOLOGY SERVICES, INC.

BY: /s/ Stan W. McNaughton
Its Chairman

AMENDMENT TO THE
PEMCO DIRECTORS’
DEFERRED COMPENSATION PLAN

The Board of Directors of PEMCO Mutual Insurance Company, pursuant to Article VIII of the PEMCO Directors’ Deferred Compensation Plan (the “Plan”), does hereby amend the Plan in the following respect effective January 1, 2005:

Article I of the Plan is hereby amended to include PCCS, Inc., as a Company sponsoring the Plan, and shall read as follows:

This nonqualified Deferred Compensation Plan (the “Plan”) for Directors of EvergreenBank, PEMCO Corporation, PEMCO Insurance Company, PEMCO Life Insurance Company, PEMCO Mutual Insurance Company, PEMCO Technology Services, Inc., and PCCS, Inc. (all of which are referred to hereinafter as the “Company”), is designed to permit Directors to defer all or a portion of their Director’s Fees earned in any calendar year.

IN WITNESS WHEREOF, PEMCO Mutual Insurance Company has caused this Plan amendment to be executed this 3rd day of January, 2005.

PEMCO MUTUAL INSURANCE COMPANY

BY: /s/ Stan W. McNaughton
Its President

AMENDMENT TO THE
PEMCO DIRECTORS’
DEFERRED COMPENSATION PLAN
AUGUST 1, 2005

The Board of Directors of PEMCO Mutual Insurance Company, pursuant to Article VIII of the PEMCO Directors’ Deferred Compensation Plan (the “Plan”), does hereby amend the Plan in the following respect, effective August 1, 2005:

Article I of the Plan is hereby amended to include EvergreenBancorp, Inc., as a Company sponsoring the Plan, and shall read as follows:

This nonqualified Deferred Compensation Plan (the “Plan”) for Directors of EvergreenBancorp, Inc., EvergreenBank, PEMCO Corporation, PEMCO Insurance Company, PEMCO Life Insurance Company, PEMCO Mutual Insurance Company, PEMCO Technology Services, Inc., and PCCS, Inc. (all of which are referred to hereinafter as the “Company”), is designed to permit Directors to defer all or a portion of their Director’s Fees earned in any calendar year.

IN WITNESS WHEREOF, PEMCO Mutual Insurance Company has caused this Plan amendment to be executed this 15th day of July, 2005.

PEMCO MUTUAL INSURANCE COMPANY

BY: /s/ Stan W. McNaughton
Its President